LIMITED LIABILITY COMPANY OPERATING AGREEMENT


                                       OF


                            NYFIX MILLENNIUM, L.L.C.

                     (a Delaware limited liability company)










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                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                            NYFIX MILLENNIUM, L.L.C.


                    This Limited Liability Company Operating Agreement of the above, a limited liability company organized pursuant to the Act (as hereinafter defined), shall be effective as of the Effective Date (as hereinafter defined), by and among the Company and the persons executing this Agreement (each a "Member").


                                    ARTICLE I
                                   DEFINITIONS

                    For purposes of this Agreement, unless the context clearly indicates otherwise, terms used herein shall have the meaning set forth in the Act and the following terms shall have the following meanings:

         1.1 Act. The Delaware Limited Liability Company Act and all amendments thereto.

         1.2 Affiliate. Affiliate shall have the meaning ascribed to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

         1.3 Agreement. This Limited Liability Company Operating Agreement including all amendments adopted in accordance with this Agreement and the Act.

         1.4 Articles. The Articles of Organization of the Company, as amended from time to time, and filed with the Secretary of State of the State of Delaware.

         1.5 Assignee. A transferee of any Unit of Membership Interest who has not been admitted as a Substitute Member.

         1.6 BHCA. The Bank Holding Company Act of 1956, as amended.

         1.7 BHCA  Member.  A BHCA Member  shall be any Member who is subject to
         Section 4 of the BHCA (and shall include the BHCA Special Member).

         1.8 BHCA Special Member. The BHCA Special Member shall be the Member designated as such on the signature pages hereto.


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         1.9 Board of Director or Board.  Board of Directors or Board shall mean the Board of Directors of the Company.

         1.10 By-Laws. By-Laws shall mean the By-Laws of the Company.

         1.11 Capital Accounts. Capital Accounts shall mean the capital account of a Member as described herein.

         1.12 Capital Contribution. Any contribution of Property or services made by or on behalf of a Member, Substitute Member or Assignee.

         1.13 Commitment. The Capital Contribution that a Member is obligated to make pursuant to this Agreement.

         1.14 Company. The company named at the beginning of this Agreement, a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

         1.15 Disability. The inability to perform a substantial portion of the Member's services to the Company as the result of a mental or physical illness which has continued or can reasonably be expected to continue for a period of not less than six months or has continued or can reasonably be expected to continue for an aggregate of not less than 180 days in any 365-day period.

         1.16 Effective Date. The date of filing of the Articles or such other date as set forth in the Articles.

         1.17 Fiscal Period. Each fiscal quarter.

         1.18 Initial Member. Trinitech and each other Member who became a Member on or prior to October 31, 1999. There shall not be permitted more than seven Initial Members, in addition to Trinitech.

         1.19  Membership  Interest.  The  rights of a Member  to  distributions
         (liquidating or otherwise) and allocations of the Profits, Losses, gains, deductions and credits of the Company and, to the extent permitted by this Agreement, to possess and exercise voting rights.

         1.20 Property. Any property, real or personal, tangible or intangible including, without limitation, money, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.


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         1.21 Substitute Member. An Assignee who has been admitted to all of the rights of membership pursuant to Section 10.3 of the Agreement.

         1.22 Special Dividend. A dividend of cash in an amount equal to 20% of the Company's Profits in the fiscal quarter immediately prior to payment of such dividend.

         1.23 Tax Characterization and Additional Tax Terms. It is intended that the Company be characterized and treated as a partnership for, and solely for, federal, state and local income tax purposes. For such purpose, (i) the Company shall be subject to all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code, (ii) all references to a "Partner," to "Partners" and to the "Partnership" in this Agreement (including the provisions of Article VIII) and in the provisions of the Code and Tax Regulations cited in this Agreement shall be deemed to refer to a Member, the Members and the Company, respectively. In addition, the following terms shall have the following meanings:

                    (a) Code shall mean the Internal Revenue Code of 1986, as amended.

                    (b) Adjusted Capital Account Deficit shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

                           (i) Credit to such  Capital  Account the minimum gain
                    chargeback that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Tax Regulations; and

                           (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the
                    Tax Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Tax Regulations and shall be interpreted consistently therewith.

                    (c)  Nonrecourse  Deductions  has the  meaning  set forth in
         Section 1.704-2(b)(1) of the Tax Regulations.

                    (d)  Nonrecourse  Liability  has the  meaning  set  forth in
         Section 1.704-2(b)(3) of the Tax Regulations.

                    (e)  Partner  Nonrecourse  Debt has the meaning set forth in
         Section 1.704-2(b)(4) of the Tax Regulations.



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                    (f) Partner  Nonrecourse  Debt Minimum Gain means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with
         Section 1.704-2(i)(3) of the Tax Regulations.

                    (g) Partner Nonrecourse Deductions has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Tax Regulations.

                    (h) Partnership Minimum Gain has the meaning set forth in Sections 1.704- 2(b)(2) and 1.704-2(d) of the Tax Regulations.

                    (i) Profits and Losses shall mean, for each Fiscal Period, an amount equal to the Company's taxable income or loss for such Fiscal Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                           (i) Any  income of the  Company  that is exempt  from
                    federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.22 shall be added to such taxable income or loss;

                           (ii) Any  expenditures  of the Company  described  in
                    Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Tax Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.18, shall be subtracted from such taxable income or loss;

                    (j) Tax Regulations shall mean the federal income tax regulations promulgated by the United States Treasury Department under the Code as such Tax Regulations may be amended from time to time. All references herein to a specific section of the Tax Regulations shall be deemed also to refer to any corresponding provision of succeeding Tax Regulations.

         1.24 Trinitech. Trinitech shall mean Trinitech Systems, Inc., a New York corporation.

         1.25 Unit. One of the units of Membership Interest that are authorized to be issued under this Agreement. Each Unit represents a Membership Interest with an initial ratio of one divided by the total number of Units issued hereunder, subject to adjustment as provided herein. A Unit is divisible into fractional parts. References to Units herein shall be solely for the purpose of certificating the Membership Interests authorized hereunder. Voting, the granting or withholding of consents or approvals, and allocation of Profits and Losses and distributions shall be made pursuant to the applicable provisions of this Agreement without reference to the number of Units held by Members.


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                                   ARTICLE II
                                    FORMATION

         2.1 Organization. The Members hereby organize the Company as a Delaware limited liability company pursuant to the provisions of the Act.

         2.2 Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of the Agreement, as it may from time to time be amended. Except as otherwise provided herein, it is the express intention of the Members that the Agreement shall be the sole source of agreement of the parties and, except to the extent a provision of the Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Tax Regulations or is expressly prohibited or ineffective under the Act, the Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of the Agreement is prohibited or ineffective under the Act, the Agreement shall be deemed to be amended to the least extent necessary in order to make the Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of the Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

         2.3 Name. The name of the Company is the name set forth at the beginning of this Agreement and all business of the Company shall be conducted under that name.

         2.4 Term. The Company shall be dissolved and its affairs wound up in accordance with the Act and the Agreement on December 31, 2049 unless the term shall be extended by amendment to the Agreement and the Articles, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or the Agreement.

         2.5 Executive and Administrative Offices. The executive office (the "Executive Office") of the Company shall be located at 100 Wall Street, New York, New York, 10005 and the administrative office (the "Administrative Office") of the Company shall be located at 333 Ludlow Street, Stamford, Connecticut 06902. The Board of Directors may, from time to time, change the location of the Executive Office or the Administrative Office.

         2.6 Registered Agent and Office. The name and address of the registered agent for the service of process shall be National Corporate Research, Ltd., 9 East Loockerman Street, Dover, Delaware 19901. The Board of Directors, may, from time to time, change the registered agent or office through appropriate filings with the Department of State of the State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Board of Directors shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.



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                                   ARTICLE III
                           PURPOSE; NATURE OF BUSINESS

                    The business purpose of the Company is to create and operate an Alternative Trading System ("ATS") to be registered as a Broker Dealer in compliance with Regulation ATS. The authority granted to the Board of Directors hereunder to bind the Company shall be limited to actions necessary or convenient to this business.


                                   ARTICLE IV
                             ACCOUNTING AND RECORDS

                    The Board of Directors, at the Company's expense, shall prepare and timely file income tax returns of the Company in all jurisdictions where such filings are required, and the Company shall prepare and deliver to each Member, as soon as practicable following the expiration of each Fiscal Period, and at the Company's expense, all information returns and reports required by the Code and Tax Regulations and information in respect of the Company necessary for the preparation of the Members' federal income tax returns.


                                    ARTICLE V
                         NAMES AND ADDRESSES OF MEMBERS

                    The names and addresses of the Members are as set forth on each Member's signature page hereto.


                                   ARTICLE VI
                               BOARD OF DIRECTORS

         6.1 Powers of the Board. (a) The business affairs of the Company shall be managed by the Board of Directors in accordance with this Agreement and the By-Laws. The Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, this Agreement or the By-Laws directed or required to be exercised or done by the Members.

         (b) Except as otherwise provided in this Agreement or the By-Laws, the Board of Directors may delegate any or all of its powers to committees of the Board established pursuant to the By-Laws, and to officers and agents elected or designated by the Board or a duly constituted committee thereof.

         6.2 Board Members. The Board of Directors of the Company shall initially consist of (i) three (3) voting directors (collectively, the "Voting Directors") to be designated by Trinitech, and (ii) a number of advisory board members (collectively, the "Advisory Directors") equal to the


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number of Members other than Trinitech (the "Non-Trinitech  Members"), such that one Advisory Director shall be designated by each Non-Trinitech Member. The Voting Directors shall initially be Peter Kilbinger Hansen, Dean Stamos and a representative of the Company's legal counsel, as may be changed by Trinitech from time to time. Each Advisory Director appointed to the Board of Directors shall have the right to attend all board meetings and to participate in all discussions regarding the management of the Company and make recommendations to the Voting Directors. All decisions relating to the management and operations of the Company shall be made solely through a majority vote of the Voting Directors, subject to the provisions of Section II(4) of the Subscription Agreements between the Company, Trinitech and each of the other Initial Members.

         6.3 Records to be Maintained. The Board of Directors of the Company shall maintain, or cause to be maintained, the following records at the Administrative Office:

         (a) A current list of the full name and last known business or residence address of each Member and former Member and the Capital Account of each Member associated with their respective Membership Interests, as of a recent practicable date;

         (b) A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate has been executed;

         (c) Copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the seven most recent years;

         (d) Copies of this Agreement, including all subsequent amendments thereto; and

         (e) Copies of all financial statements of the Company for the seven most recent years.

         6.4 Reports to Members. The Board of Directors shall provide (or cause the Company to provide) reports at least annually to the Members at such time (but not later than 90 days after the end of each fiscal year of the Company, unless good cause is shown) and in such manner as it shall reasonably determine, which reports shall include (i) a balance sheet of the Company as of the close of the last completed fiscal year, a statement of income showing the results of operation of the Company during such year, and a cash flow statement showing the cash receipts and disbursements of the Company during such year, each prepared in accordance with GAAP, (ii) a statement showing each Member's share of Profit or Loss of the Company for such year, and (iii) such other information as the Board deems appropriate. The Board shall provide (or cause the Company to provide) all Members with the information returns required by the Code and the laws of any applicable state in a timely manner.




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                                   ARTICLE VII
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

         7.1 Capital Contributions. Each Member shall, no later than upon his execution and delivery of this Agreement, make the Capital Contribution set forth on his respective signature page hereto, in consideration of which each Member shall receive the Membership Interest set forth on its respective signature page; provided, however, Trinitech shall receive a Membership Interest equal to the aggregate Membership Interest of all other Initial Members, to be adjusted as appropriate such that Trinitech shall have a Membership Interest equal to 50% of the Units granted to all Initial Members, including Trinitech. No Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement.

         7.2 Capital Account. A separate Capital Account shall be maintained for each Member throughout the term of the Company in accordance with the rules of
Section 1.704-1(b)(2)(iv) of the Tax Regulations as in effect from time to time and, to the extent not inconsistent therewith, to which the following provisions apply:

                    (a) To each Member's Capital Account there shall be credited
         (i) the amount of money contributed by such Member to the Company (including liabilities of the Company assumed by such Member as provided in Section 1.704-1(b)(2)(iv)(c) of the Tax Regulations); (ii) the fair market value of any Property contributed to the Company by such Member (net of liabilities secured by such contributed Property that the Company is considered to assume or take subject to under
         Section 752 of the Code); and (iii) such Member's share of Profits and items of income and gain.

                    (b) To each Member's Capital Account there shall be debited:
         (i) the amount of money distributed to such Member by the Company (including liabilities of such Member assumed by the Company as provided in Section 1.704-1(b)(2)(iv)(c) of the Tax Regulations) other than amounts which are in repayment of debt obligations of the Company to such Member; (ii) the fair market value of Property distributed to such Member (net of liabilities secured by such distributed Property that such Member is considered to assume or take subject to under
         Section 752 of the Code); and (iii) such Member's share of Losses or items of loss or deduction that are specially allocated.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Tax Regulations and Section 704(c) of the Code and shall be interpreted and applied in a manner consistent with such Tax Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or any Member), are computed in order to comply with such Tax Regulations, the Members may make such modification, provided that it is not likely to have a


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

material effect on the amounts distributable to any Member pursuant to Article XI hereof upon the dissolution of the Company.

         7.3 Withdrawal. A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distribution from the Company, except as specifically provided in the Agreement, and no Member shall be entitled to make any Capital Contribution to the Company other than in respect of his respective Commitment.

         7.4 Interest. No Member shall be entitled to interest on such Member's Capital Contribution or on any Profits retained by the Company.

         7.5 Additional Members. At any time up to October 31, 1999, the Board of Directors may, in its sole discretion, from time to time, admit to the Company one or more persons as additional Initial Members; provided, however, that the number of Initial Members, other than Trinitech, shall not exceed seven. Each additional Initial Member shall execute a counterpart of this Agreement and such other instruments as the Board of Directors may require to confirm the undertaking of such person to be bound by all the terms and provisions of this Agreement. At any time subsequent to October 31, 1999, the Company may from time to time, with the prior written consent of both (i) two-thirds of the Members, such two-thirds calculated on the basis of the total number of Members without regard to the Members' respective Membership
Interests,  and (ii)  Trinitech,  admit to the  Company  one or more  persons as additional Members. Each such additional Member shall execute a counterpart of this Agreement and such other instruments as the Board of Directors may require to confirm the undertaking of such person to be bound by all the terms and provisions of this Agreement. With respect to any such additional Member admitted to the Company on or after October 31, 1999, the Capital Accounts of Members other than such additional Member shall be adjusted, i.e. "booked up" or "booked down" as the case may be, in accordance with Section 1.704-1(b)(2)(iv)(f) of the Tax Regulations to reflect the Commitment of the additional Member, except as otherwise determined by consent of the Members and Trinitech as provided above.


                                  ARTICLE VIII
                          ALLOCATIONS AND DISTRIBUTIONS

         8.1 Profits and Losses. Profits and Losses, and each item of Company income, gain, loss, deduction, credit and tax preference with respect thereto, for each Fiscal Period (or shorter period in respect of which such items are to be allocated) shall be allocated among the Members as provided in this Article VIII.

                    (a) Profits. After giving effect to the special allocations set forth in Sections 8.3, 8.4 and 8.6, Profits for any Fiscal Period shall be allocated: 80% to Trinitech and 20% to the Non- Trinitech Members in accordance with Section 8.5.




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

                    (b) Losses. After giving effect to the special allocations set forth in Sections 8.4 and 8.5, Losses shall be allocated in the following order of priority:

                           (i) first,  as to the first  Losses up to the product
                    of (x) $2,000,000 multiplied by (y) the number of Initial Members (other than Trinitech), to the Non- Trinitech Members, in proportion to their respective Membership Interests, but only to the extent of their respective Capital Account balances;

                           (ii) second, to Trinitech to the extent of its Capital Account balance; and

                           (iii) then, the balance, if any, among the Members in
                    proportion to their respective Membership Interests.

         8.2        Distributions.

                    (a) Dividends. Distributions shall be made (i) to the Non-Trinitech Members in an amount equal to 20% of the Profits for any Fiscal Period, which distribution shall be the Special Dividend allocated and paid pursuant to the provisions set forth in Section 8.2(b) below and (ii) to Trinitech in an amount equal to 80% of the Profits for any Fiscal Period. The distributions to Trinitech shall be made at such time or times as the Board of Directors shall determine consistent with the provisions of this Agreement.

                    (b) Non-Trinitech Member Dividends. Dividends to the Non-Trinitech Members as provided in Section 8.2(a) above shall be paid as a Special Dividend no later than 45 days following the end of any fiscal quarter in which the Company shows a Profit. Such Special Dividend shall be distributed amongst the Non-Trinitech Members according to the fraction, the numerator of which is the aggregate order flow volume measured in Company eligible shares of each Non- Trinitech Member during such fiscal quarter, and the denominator of which is aggregate order flow volume measure in Company eligible shares for all Non-Trinitech Members during such fiscal quarter. For example, if the Profits for a fiscal quarter are $25 million, and a Non-Trinitech Member puts through 50 million aggregate order flow volume measured in Company eligible shares during such fiscal quarter, while all Non-Trinitech Members put through 100 million aggregate order flow volume measured in Company eligible shares during such fiscal quarter, then such Member shall receive one-half of the available Special Dividend, or $2.5 million. No such Special Dividend shall be payable following any fiscal quarter in which the Company has not shown a Profit, nor shall such Special Dividend be payable to the Non-Trinitech Member(s), if any, who fail to effectuate any trades with the Company during the fiscal quarter for which a Special Dividend relates.

         8.3 Special Allocations. The following special allocations shall be made in the following order:

                    (a) Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704- 2(f) of the Tax Regulations, notwithstanding any other provision of this Article VIII, if there is a net decrease in Partnership Minimum Gain during any Fiscal Period, each Member shall be specially

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
allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with
Section 1.704-2(g) of the Tax Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Tax Regulations. This Section 8.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Tax Regulations and shall be interpreted consistently therewith.

                    (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Tax Regulations, notwithstanding any other provision of this Article VIII, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Period, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Tax Regulations, shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Tax Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704- 2(j)(2) of the Tax Regulations. This Section 8.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Tax Regulations and shall be interpreted consistently therewith.

                    (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704- 1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6) of the Tax Regulations, items of Company income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Tax Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 8.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.3(c) were not in this Agreement.

                    (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Period which is in excess of the sum of the amounts such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Tax Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VIII have been made as if Section 8.3(c) and this Section 8.3(d) were not in this Agreement.

                    (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Period shall be specially allocated among the Members in proportion to their Membership Interests.

                    (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
Section 1.704-2(i)(1) of the Tax Regulations.

                    (g) Mandatory Allocations Under Section 704(c) of the Code. Notwithstanding the foregoing provisions of this Section 8.3, in the event
Section 704(c) of the Code or Section 704(c) of the Code principles applicable under Section 1.704-1(b)(2)(iv) of the Tax Regulations require allocations of Profits or Losses in a manner different than that set forth above, the provisions of Section 704(c) of the Code and the Tax Regulations thereunder shall control such allocations among the Members. Any item of Company income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company or which has been revalued for Capital Account purposes pursuant to Section 1.704-l(b)(2)(iv) of the Tax Regulations) and which is required or permitted to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated solely for income tax purposes in the manner so required or permitted under Section 704(c) of the Code using the "traditional method" described in Section 1.704-3(b) of the Tax Regulations; provided, however, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the contributed property shall be made in accordance with Section 1.704-3(c) of the Tax Regulations to the extent necessary to eliminate any disparity, to the extent possible, between the Members' book and tax Capital Accounts attributable to such property; further provided, however, that any other method allowable under applicable Tax Regulations may be used for any contribution of property as to which there is agreement between the contributing Member and the other Members.

         8.4 Curative Allocations. The allocations set forth in Sections 8.3 (a) through (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Tax Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 8.4. Therefore, notwithstanding any other provision of this Article VIII (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 8.2 and 8.3. The Members (i) shall take into account future Regulatory Allocations under Sections 8.3(a) and 8.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 8.3(e) and 8.3(f) and (ii) may reallocate Profits and Losses for prior open years (or items of gross income and deduction of the Company for such years) among the Members to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years. This Section 8.4 shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.

         8.5        Allocations Relating to Non-Trinitech Member Dividends.

                    (a) Any Non-Trinitech Member allocated a Special Dividend pursuant to Section 8.2 shall also be allocated that percentage of the Profits for the fiscal quarter that relates to such Non- Trinitech Member's Special Dividend.

                    (b) The amount of any Special Dividend shall be charged against and shall reduce the Capital Accounts of the Non-Trinitech Members in accordance with the distributions to each such Non-Trinitech Member pursuant to
Section 8.2(b).

         8.6        Other Allocation Rules.

                    (a) For purposes of determining the Profits, Losses, or any other item allocable to any period (including allocations to take into account any changes in any Member's Membership Interest during a Fiscal Period and any transfer of any interest in the Company), Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Section 706 of the Code and the Tax Regulations thereunder.

                    (b) The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.


                                   ARTICLE IX
                                      TAXES

         9.1 Tax Matters Partner. Trinitech shall be the Tax Matters Partner of the Company pursuant to Section 6231(a)(7) of the Code. Such Member shall not resign as the Tax Matters Partner unless, on the effective date of such resignation, the Company has designated another Member as Tax Matters Partner and such Member has given its consent in writing to its appointment as Tax Matters Partner. The Tax Matters Partner shall receive no additional compensation from the Company for its services in that capacity, but all expenses incurred by the Tax Matters Partner in such capacity shall be borne by the Company. The Tax Matters Partner is authorized to employ such accountants, attorneys and agents as he, in his sole discretion, determines is necessary to or useful in the performance of its duties. In addition, such Member shall serve in a similar capacity with respect to any similar tax related or other election provided by state or local laws.

         9.2 Section 754 Election. The Board of Directors may agree to have the Company make the election permitted by Section 754 of the Code with respect to adjustments to the basis of Property of the Company. The cost of preparing such election, and any additional accounting expenses of the Company occasioned by such election, shall be borne by the transferees or distributees of the interest in the Company.


                                    ARTICLE X
                         TRANSFER OF MEMBERSHIP INTEREST

         10.1 Compliance with Securities Laws. No Unit of Membership Interest has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws. A Member may not transfer (a transfer, for purposes of this Agreement, shall be deemed to include, but not be limited to, any sale, transfer, assignment, pledge, creation of a security interest or other disposition) all or any part of such Member's Units of Membership Interest, except upon compliance with the applicable federal and state securities laws. The Members shall have no obligation to register any Member's Units of Membership Interest under the Securities Act or under any applicable state securities laws, or to make any exemption therefrom available to any Member.

         10.2 Transfer of Economic Interest. The right to receive allocations of Profits and Losses and to receive distributions may not be transferred, in whole or in part, unless the following terms and conditions have been satisfied:

                    (a) Members (including the transferring Member) holding at least 51% of the Membership Interests shall have consented in writing to the transfer, which consent may be arbitrarily withheld by any such Member;

                    (b) The transferor shall have assumed all costs incurred by the Company in connection with the transfer;

                    (c) The  transferor  shall have furnished the Company with a written opinion of counsel, satisfactory in form and substance to counsel for the Company, that such transfer complies with applicable federal and state securities laws and the Agreement and that such transfer, for federal income tax purposes, will not cause the termination of the Company under Section 708(b) of the Code, cause the Company to be treated as an association taxable as a corporation for income tax purposes or otherwise adversely affect the Company or the Members; and


                    (d) The transferor shall have complied with such other conditions as the Board may reasonably require from time to time.

Transfers will be recognized by the Company as effective only upon the close of business on the last day of the calendar month following satisfaction of the above conditions. Any transfer in contravention of this Article X and any transfer which if made would cause a termination of the Company for federal income tax purposes under Section 708(b) of the Code shall be void ab initio and without force and effect and shall not bind the Company or the other Members. Transfers by Members to Affiliates shall not be subject to the provisions of Section 10.2(a) hereof.

         10.3 Transfer of Membership Interest and Admission of Substitute Member. Except for the right to receive allocations of Profits and Losses and to receive distributions, a Membership Interest of any Member may not be transferred, in whole or in part, and a transferee shall not have a right to become a Member unless, in addition to satisfying the terms and conditions of Sections 10.2 (b), (c) and (d), the following terms and conditions have been satisfied:

                    (a) Members (including the transferring Member) holding at least 51% of the Membership Interests shall have consented in writing to the transfer and substitution, which consent may be arbitrarily withheld by any such Member;

                    (b) The transferee shall have assumed the obligations, if any, of the transferor to the Company, including the obligation to fulfill the pro rata portion of the transferor's then existing or subsequently arising Commitment allocable to the transferred Unit of Membership Interest or portion thereof; and

                    (c) The transferor and the transferee shall have complied with such other requirements as the Board may reasonably impose including, without limitation, the conditions that the transferee:

                           (i) adopt and  approve in  writing  all the terms and
                    provisions of the Agreement then in effect; and

                           (ii) pay such  fees as may be  reasonable  to pay the
                    costs of the Company in effecting such substitution.

                    Transfers by Members to Affiliates shall not be subject to the provisions of Section 10.3(a) hereof.

         10.4 Status of Transferee. Except as otherwise provided herein, a transferee of a Unit of Membership Interest who is not a Substitute Member shall be entitled only to receive that share of Profits, Losses and distributions, and the return of Capital Contributions, to which the transferor would otherwise be entitled with respect to the interest transferred, and shall not have the rights of a Member of the Company under the Act or this Agreement including, without limitation, the right to obtain any information on account of the Company's transactions, to inspect the Company's books or to vote with the Members on, or to grant or withhold consents or approvals of, any matter. The Company shall, however, if a transferee and transferor jointly advise the Company in writing of a transfer of the Unit of Membership Interest, furnish the transferee with pertinent tax information at the end of each Fiscal Period.

         10.5 Transfer of Membership Interest of a BHCA Special Member and other BHCA Related Provisions.

                    (a) A BHCA Special Member's Membership Interest shall be held by any assignee or other transferee of such BHCA Special Member's Membership Interest in the same capacity, provided that any such assignee or transferee shall have full voting rights with regard to such Membership Interest, without regard to the limitation set forth in Section 13.1, if they are transferred (i) to the public in an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) in a transaction pursuant to Rules 144 or 144A under the Securities Act in which no person acquires more than 2% of the Company's outstanding Membership Interests or (iii) in a single transaction to a third party who acquires a majority of the Company's outstanding Membership Interests without regard to the transfer of such BHCA Special Member's Membership Interests. In the event of a change in the law governing a BHCA Special Member the effect of which is to permit any such BHCA Special Member to transfer such Membership Interests in any other manner, the foregoing shall be deemed modified to permit a transfer of such Membership Interests in such other manner.

                    (b) No transfer of a Unit of Membership Interest by a BHCA Special Member shall confer on such transferee a greater Membership Interest than such BHCA Special Member had after giving effect to the limitations imposed pursuant to the BHCA unless such transferor certifies to the Board of Directors that the transfer, taking into account the increase in Membership Interest resulting therefrom, is consistent with applicable banking law, including the BHCA.

                    (c) If at any time the percentage Membership Interest owned by a BHCA Member or its Affiliates exceeds 24.99% of the total issued and outstanding Membership Interests of the Company (the "Ownership Threshold"), such BHCA Member, or its Affiliate, as the case may be, shall be permitted to transfer that portion of its Membership Interest as is necessary to reduce its percentage ownership to the Ownership Threshold, notwithstanding any contrary provision limiting transfer herein or in any agreement among the Members, and the Company shall cooperate to the extent reasonably request by the BHCA Member at the BHCA Member's expense in the discovery of a purchaser for such portion of such BHCA Member's Membership Interests; provided, however, that if such BHCA Member, or its Affiliate, as the case may be, is unable within 60 days to transfer such portion of its Membership Interests, the Company will take such action as such BHCA Member may reasonably request to reduce such BHCA Member's percentage ownership to the Ownership Threshold, at the BHCA Member's expense.

         10.6 Legend on Certificates. The certificates representing the Units shall bear the following legend:

                    "THE UNITS OF MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPERATING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ADMINISTRATIVE OFFICE OF THE COMPANY. THE UNITS OF MEMBERSHIP INTEREST MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED,

                    HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT AS EXPRESSLY PROVIDED BY THE TERMS OF THE OPERATING AGREEMENT."

         10.7 Dispositions Not in Compliance with this Article Void. Any attempted disposition of a Unit of Membership Interest, or any part thereof, not in compliance with this Article X shall be void ab initio and without force and effect and shall not bind the Company or the other Members.


                                   ARTICLE XI
                           DISSOLUTION AND WINDING UP

         11.1 Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of any of the following events (each of which shall constitute a Dissolution Event):

                    (a) the expiration of the term of the Agreement, unless the Company is continued with the consent of Members holding at least a majority of the Membership Interests; or

                    (b) the unanimous written consent of all of the Members, without regard to whether or not a Member is a BHCA Member.

         11.2 Effect of Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed and a certificate of cancellation has been filed with the Office of the Secretary of State of the State of Delaware.

         11.3 Distribution of Assets on Dissolution. Upon the winding up of the Company, the Members acting together (or such Person(s) designated by the Members representing at least a majority of the Membership Interests) shall take full account of the assets and liabilities of the Company, shall liquidate the assets (unless the Members determine that a distribution of any Company Property in-kind would be more advantageous to the Members than the sale thereof) as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                    (a) first, to the payment of the debts and liabilities of the Company to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of such debts and liabilities, and to the payment of necessary expenses of liquidation;

                    (b) second, to the setting up of any reserves which the Members may deem necessary or appropriate for any anticipated obligations or contingencies of the Company arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by the Members to an escrow agent or trustee selected by the Members to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the Members shall deem advisable, shall be distributed by such escrow agent or trustee in the manner hereinafter provided;

                    (c) third, to the Members pro rata in accordance with and to the extent of their positive Capital Account balances, if any;

                    (d) then, to the Members in accordance with their Membership Interests.

         Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year in which the liquidation occurs. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Board.

         If at the time of liquidation the Members shall determine that an immediate sale of some or all Company Property would cause undue loss to the Members, the Members may, in order to avoid such loss, defer liquidation.

         11.4 Winding Up and Filing Certificate of Cancellation. Upon the commencement of the winding up of the Company, a certificate of cancellation shall be delivered by the Company to the Secretary of State of the State of Delaware for filing. The certificate of cancellation shall set forth the information required by the Act. The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Property of the Company has been distributed to the Members.

                                   ARTICLE XII
                  TRINITECH STOCK ISSUANCE AND PURCHASE OPTION

         12.1 Trinitech Stock Issuance. As consideration for the Option (as defined in Section 12.2 below) Trinitech shall, no later than upon its execution and delivery of this Agreement, deliver to each Non-Trinitech Member the number of shares of common stock of Trinitech set forth on such Member's respective signature page hereto. Such shares will not initially be registered under the Securities Act, and shall bear a legend to such effect, in the form determined by Trinitech.

         12.2 Trinitech Purchase Option. Trinitech shall have the option (the "Option"), at any time and from time to time, to purchase the Units of Membership Interest of the Non-Trinitech Members, such that Trinitech may increase its Membership Interest to no more than 80% of the total Membership Interest. Trinitech may exercise the Option through the exchange of one share of Trinitech for each Unit to be purchased, subject to adjustment in the event of any split, combination, reclassification or other adjustment to the capital structure of Trinitech. Any Units purchased pursuant to the Option shall be considered purchased pro rata from the Non-Trinitech Members according to their Membership Interests.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 BHCA Membership Interest. Except as otherwise provided herein, for the purposes of calculating the percentage Membership Interest in connection with any vote required herein, each BHCA Member shall be deemed to have a Membership Interest which shall be the lesser of (i) such BHCA Member's
Membership Interest or (ii) 4.99% of the total Membership Interest. Neither a BHCA Member nor its Affiliates may request that such BHCA Member's Membership Interest be increased unless such increase is permissible under the BHCA and the Company may rely on a representation made by a BHCA Member to the Company to such effect. Notwithstanding the foregoing, a BHCA Member's Membership Interest shall never exceed such Member's Membership Interest.

         13.2   Notices.   Notices  to  the   Company   shall  be  sent  to  the
Administrative Office of the Company. Notices to the Members shall be sent to the addresses set forth on their respective signature page. Any Member may require notices to be sent to a different address by giving notice to the other Members in accordance with this Section 13.2. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given with receipt confirmed if and when delivered personally, given by prepaid telegram or mailed first class, postage prepaid, delivered by courier, or sent by facsimile, to such Members at such address.

         13.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding between them respecting the subject matter of this Agreement.

         13.4 Saving Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         13.5   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.6 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         13.7 No Rights of Creditors and Third Parties under Agreement. The Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members and their successors and assignees. The Agreement is expressly not intended for the benefit of any creditor of the Company or any other person. Except and only to the extent provided by applicable statute, no such creditor or any third party shall have any rights under the Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         13.8 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                    (a) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                    (b) accounting terms not otherwise defined herein have the meanings given to them in the United States in accordance with GAAP consistently applied;

                    (c) references herein to "Sections," "paragraphs" and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

                    (d) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

                    (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                    (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


INVESTOR*

UBS (USA) Inc.

/s/ R.H. Mills, Managing Director
---------------------------------


/s/ Per Dyrvik
--------------


         Address:    677 Washington Boulevard
                     Stamford, CT 06912
                     USA

         Membership Interest:                               25,000 Units
         Capital Contribution:                              $2,000,000
         Number of Shares of Trinitech Systems, Inc.
                    issued in exchange for the Option       125,000 Shares
                                                            -------

         *BHCA SPECIAL MEMBER


NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter K. Hansen
    -----------------------
        Peter K. Hansen
        Chairman

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


INVESTOR


/s/ Illegible
-----------------------------


         Address:  ING Barings LLC
                   55 East 52nd Street
                   New York, New York 10055



         Membership Interest:                                25,000 Units
         Capital Contribution:                               $2,000,000
         Number of Shares of Trinitech Systems, Inc.
                    issued in exchange for the Option        125,000 Shares
                                                             -------



NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter K. Hansen
    ----------------------------
        Peter K. Hansen
        Chairman

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


INVESTOR*

SOCIETE GENERAL INVESTMENT CORPORATION


/s/ Illegible
--------------------------------

         Address: 1221 Avenue of the Americas
                  New York, New York 10020



         Membership Interest:                                    25,000 Units
         Capital Contribution:                                   $2,000,000
         Number of Shares of Trinitech Systems, Inc.
                    issued in exchange for the Option            125,000 Shares
                                                                 -------

     *BHCA SPECIAL MEMBER

NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter K. Hansen
    ----------------------------
        Peter K. Hansen
        Chairman

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


INVESTOR

LEHMAN BROTHERS INC.


By: /s/ Robert Shafir
    -------------------------------
    Name:  Robert Shafir
    Title: Managing Director

         Address: 3 World Financial Center
                  200 Vesey Street
                  New York, New York 10285



         Membership Interest:                                25,000 Units
         Capital Contribution:                               $2,000,000
         Number of Shares of Trinitech Systems, Inc.
                    issued in exchange for the Option        125,000 Shares
                                                             -------




NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter K. Hansen
    -----------------------------
    Peter K. Hansen
    Chairman

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


INVESTOR

MSDW Equity Investments Ltd.


By: /s/ Daniel H. Hallahan
    -------------------------------
    Daniel H. Hallahan


         Address: MSDW Equity Investments Ltd.
                  Maples Calder
                  Ugland House
                  P.O. Box 309
                  Cayman Island



         Membership Interest:                                25,000 Units
         Capital Contribution:                               $2,000,000
         Number of Shares of Trinitech Systems, Inc.
                    issued in exchange for the Option        125,000 Shares
                                                             -------




NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter K. Hansen
    -----------------------------
    Peter K. Hansen
    Chairman

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


INVESTOR

DB U.S. FINANCIAL MARKETS HOLDING CORPORATION


By: /s/ Gary T. Handel                      By: /s/ James O. Wilhelm
    --------------------------------            ----------------------------
    Gary T. Handel                              James O. Wilhelm
    Vice President and Treasurer                Assistant Secretary


         Address: 31 West 52nd Street
                  New York, New York 10019
                  Attn:  Tom Curtis, Legal Dept.




         Membership Interest:                              25,000 Units
         Capital Contribution:                             $2,000,000
         Number of Shares of Trinitech Systems, Inc.
                    issued in exchange for the Option      125,000 Shares
                                                           -------




NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter K. Hansen
    --------------------------------
    Peter K. Hansen
    Chairman

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


INVESTOR

SANDFORD C. BERNSTEIN & CO., INC.


By: /s/ Lewis A. Sanders
    -------------------------------
    Lewis A. Sanders
    Chairman

         Address: 767 Fifth Avenue
                  New York, New York 10153



         Membership Interest:                                25,000 Units
         Capital Contribution:                               $2,000,000
         Number of Shares of Trinitech Systems, Inc.
                    issued in exchange for the Option        125,000 Shares
                                                             -------




NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter K. Hansen
    -----------------------------
    Peter K. Hansen
    Chairman

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.


NYFIX, INC. (formerly Trinitech Systems, Inc.)



By:             /s/ Peter Kilbinger Hansen
                ---------------------------------------
         Name:      Peter Kilbinger Hansen
         Title:     Chairman of the Board and President


         Address:          333 Ludlow Street
                           Stamford, CT 06902


         Membership Interest:                            175,000
         Capital Contribution:                        $2,000,000




NYFIX MILLENNIUM, L.L.C.



By: /s/ Peter Kilbinger Hansen
    ----------------------------------------
    Name:  Peter Kilbinger Hansen
    Title: Chairman